CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 30, 1999, relating to the financial statements and financial highlights for the for the period May 7, 1999 (commencement of operations) through October 31, 1999 which appears in the October 30, 1999 Annual Report to Shareholders of Allegiance American Value Fund a series of Allegiance Investment Trust. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

New York, New York
May 25, 2000